UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 30, 2006

Ever-Glory International Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17870 Castleton Street #335, City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 839-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets

On January 5, 2007, Ever-Glory International Group, Inc. (the "Company") filed a Current Report on Form 8-K reporting that on December 30, 2006, it completed the acquisition, through its wholly owned subsidiary, Perfect Dream Ltd, of 100% of the capital stock of Nanjing New-Tailun Garments Co, Ltd, a Chinese limited liability company (“New-Tailun”) from Ever-Glory Enterprises (HK) Ltd (“Seller”), pursuant to that certain Agreement for the Purchase and Sale of Stock among the parties dated November 9, 2006 (the “Purchase Agreement”). As part of the 8-K, we indicated that the financial statements and pro forma financials required under Item 9.01 would be filed no later than 71 days following the date that the Form 8-K was required to be filed. This Amendment No. 1 to the Current Report on Form 8-K/A contains the required financial statements and pro forma financial information.

The description of the acquisition of New-Tailun contained in this Item 2.01 is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 13, 2006, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.

Audited financial statements of Nanjing New-Tailun Garments Co, Ltd. for the year ended December 31, 2006, including the notes thereto.

(b)	Pro forma financial information.

Unaudited pro forma condensed combined statement of operations of Ever-Glory International Group, Inc. for the nine months ended September 30, 2006, and the year ended December 31, 2005.

(c)	Not applicable

(d)	Exhibits

_______________________________________________________________________

10.1	Agreement for the Purchase and Sale of Stock dated November 9, 2006 is incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2006

99.1	Audited financial statements of Nanjing New-Tailun Garments Co, Ltd. for the year ended December 31, 2006.

99.2	Unaudited pro forma condensed combined statement of operations of Ever-Glory International Group, Inc. for the nine months ended September 30, 2006, and the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

/s/ Kang Yihua
Kang Yihua
Chief Executive Officer and President

Date: March 1, 2007